CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
$1,500,000,000 5.00% Senior Notes due 2015	$1,500,000,000	$106,950(1)
$1,500,000,000 6.70% Senior Notes due 2020	$1,500,000,000	$106,950(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated February 24, 2010)	Registration Statement No. 333-165049

Nomura Holdings, Inc.

$1,500,000,000 5.00% Senior Notes due 2015

$1,500,000,000 6.70% Senior Notes due 2020

We will pay interest on the $1,500,000,000 5.00% senior notes due on March 4, 2015, or the 5-year notes, on March 4 and September 4 of each year, beginning on September 4, 2010, at an annual rate of 5.00%.

We will pay interest on the $1,500,000,000 6.70% senior notes due on March 4, 2020, or the 10-year notes and, together with the 5-year notes, the notes, on March 4 and September 4 of each year, beginning on September 4, 2010, at an annual rate of 6.70%.

The notes will not be redeemable prior to maturity, except as set forth under “Description of Notes—Optional Tax Redemption” in this prospectus supplement and “Description of Senior Debt Securities—Redemption and Repayment—Optional Tax Redemption” in the base prospectus, and will not be subject to any sinking fund. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Approval in-principle has been received for the listing of the notes on the Singapore Exchange Securities Trading Limited, or the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or reports contained in this prospectus supplement. Admission of the notes to the Official List of the SGX-ST is not to be taken as an indication of our merits or the merits of the notes.

See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the base prospectus for a discussion of certain factors you should consider before investing in the notes.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to Nomura Holdings, Inc.
Per 5-year note	99.686%	0.35%	99.336%
Per 10-year note	99.791%	0.45%	99.341%
Total	$2,992,155,000	$12,000,000	$2,980,155,000

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement or the base prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about March 4, 2010.

Sole Bookrunner

Nomura Securities

Senior Co-Managers

BofA Merrill Lynch	Citi

Co-Managers

Deutsche Bank Securities Mitsubishi UFJ Securities	HSBC UBS Investment Bank	J.P. Morgan Wells Fargo Securities

Prospectus Supplement dated February 25, 2010.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement or the base prospectus. We are offering to sell the notes only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the base prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the notes.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes and also adds to, updates and changes information contained in the base prospectus and the documents incorporated by reference in the prospectus supplement and the base prospectus. The second part, the base prospectus, provides more general information about debt securities we may offer from time to time. When we refer to the prospectus, we are referring to both parts of this document combined. If the description of the notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus.

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we,” “our,” and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s subsidiaries. References to “NHI” included in this prospectus supplement are to Nomura Holdings, Inc.

Nomura’s financial statements, which are incorporated by reference into the prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars. When we refer to “S$”, we mean Singapore dollars. When we refer to “€”, we mean euro.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe,” “anticipate,” “expect,” “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•	the ability of counterparties to meet their obligations to us;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

S-iii

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which we conduct our operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to increase market share and control expenses;

•	acquisitions, including the ability to integrate successfully acquired businesses; and

•	our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus supplement.

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SUMMARY

This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the base prospectus and the documents incorporated by reference herein or in the base prospectus for more information on us and recent transactions involving us.

Nomura Holdings, Inc.

We are one of the leading financial services firms in Japan and have worldwide operations. As of December 31, 2009, we operated offices in over 30 countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong. Our customers include individuals, corporations, financial institutions, governments and governmental agencies.

Our business consists of the following five business segments:

•	Retail—principally investment consultation services to retail customers;

•	Global Markets—principally fixed income and equity trading and asset finance businesses;

•	Investment Banking—principally M&A advisory and corporate financing businesses;

•	Merchant Banking—principally private equity investments; and

•	Asset Management—principally development and management of investment trusts, and investment advisory services.

Our registered head office is located at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. You can reach us by phone at +81-(3)-5255-1000 or by facsimile at +81-(3)-3274-4496. Our website is located at http://www.nomura.com. The information contained on our website is not part of this prospectus supplement or the base prospectus.

The Offering

Please refer to the section “Description of Notes” beginning on page S-10 of this prospectus supplement and the section “Description of Senior Debt Securities” beginning on page 8 of the base prospectus for more information about the notes.

Issuer	Nomura Holdings, Inc.

Notes	$1,500,000,000 aggregate principal amount of 5.00% senior notes due 2015.

$1,500,000,000 aggregate principal amount of 6.70% senior notes due 2020.

Maturity date	5-year notes: March 4, 2015.

10-year notes: March 4, 2020.

Issue price	5-year notes: 99.686% of the principal amount.

10-year notes: 99.791% of the principal amount.

Interest rate	The 5-year notes and the 10-year notes will bear interest at a rate of 5.00% and 6.70%, respectively, per annum.

Interest payment dates	Every March 4 and September 4, commencing on September 4, 2010.

Calculation of interest	Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Ranking	The notes will rank at least equally with all of our existing and future unsubordinated and (subject to the provisions set forth under “Description of Senior Debt Securities—Restriction on Certain Liens” in the base prospectus) unsecured obligations save for obligations in respect of national and local taxes and certain other statutory exceptions.

Additional amounts	All payments of principal of and interest on the notes will be made without withholding or deduction for or on account of any taxes in Japan unless such withholding or deduction is required by law. Payments of interest on the notes generally will be subject to Japanese withholding tax unless the beneficial owner of the notes establishes that the notes are held by or for the account of a beneficial owner that is not a Japanese corporation or an individual resident of Japan for Japanese tax purposes. See “Taxation—Japanese Taxation” in the base prospectus. If any such withholding or deduction is required by Japanese law, we will pay such additional amounts, subject to certain exceptions, as will result in the payment of amounts otherwise receivable absent any such withholding or deduction. See “Description of Notes—Additional Amounts” in this prospectus supplement and “Description of Senior Debt Securities—Payment of Additional Amounts” in the base prospectus. References to principal and interest in respect of the notes include any additional amounts which may be payable in respect of the principal or interest.

Optional tax redemption

If, due to changes in Japanese withholding tax treatment occurring on or after the date of this prospectus supplement, we would be required to pay additional amounts as described under “Description of Senior Debt Securities—Payment of Additional Amounts” in the base prospectus, we may redeem the notes of each series in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes plus accrued but unpaid interest through but not including the redemption date.

Use of proceeds	We intend to use the proceeds from the sale of the notes for general corporate purposes.

Listing	Approval in-principle has been received for the listing of the notes on the SGX-ST.

For so long as the notes are listed on the SGX-ST, the notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies).

Rating	The notes are expected to be rated Baa2 by Moody’s Investors Service and BBB+ by Standard & Poor’s Rating Services.

Risk factors	You should carefully consider all of the information in this prospectus supplement and the base prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 3 of the base prospectus for risks relating to an investment in the notes.

Book-entry issuance, settlement and clearance	We will issue the notes of each series in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global notes registered in the name of The Depository Trust Company, or DTC, or its nominee. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, and DTC and its direct and indirect participants will record your beneficial interest on their books. Settlement of the notes will occur through DTC in same day funds. See “Clearance and Settlement” in the base prospectus.

Covenants	The indenture relating to the notes contains restrictions on our ability to incur liens and merge or transfer assets. For a more complete description see “Description of Senior Debt Securities—Restriction on Certain Liens” in the base prospectus.

Further issuances	We may from time to time without your consent create and issue further notes of either series having the same terms and conditions as the applicable series of notes. Such additional notes may have original issue discount for U.S. federal income tax purposes. See “Description of Notes—Further Issuances” in this prospectus supplement.

Conflicts of Interest

Nomura Securities International, Inc., or NSI, is an affiliate of ours and, as a result, has a conflict of interest in this offering within the meaning of NASD Rule 2720 adopted by the Financial Industry Regulatory Authority, Inc. (FINRA). Consequently, the offering is being conducted in compliance with the provisions of Rule 2720.

Because the offering is of notes that are rated investment grade, pursuant to Rule 2720, the appointment of a qualified independent underwriter is not necessary. The net proceeds received from the sale of the notes will be used, in part, by NSI or one of its affiliates in connection with hedging our obligations under the notes. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

Trustee, paying agent and registrar	Deutsche Bank Trust Company Americas

Governing law	New York.

Security codes	5-year notes:
CUSIP: 65535H AA7

ISIN: US65535HAA77

Common Code: 049086431

10-year notes:

CUSIP: 65535H AB5

ISIN: US65535HAB50

Common Code: 049086512

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the base prospectus, before you decide whether to invest in the notes.

Risks relating to the Notes

There are no prior markets for the notes and if markets develop, they may not be liquid

Although approval in-principle has been received for the listing of the notes on the SGX-ST, there can be no assurance that any liquid markets for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes of each series following the offering. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

We are not restricted in our ability to dispose of our assets by the terms of the notes

The indenture governing the notes contains a negative pledge covenant that prohibits us from pledging assets to secure certain types of indebtedness, unless we make a similar pledge to secure the notes offered by this prospectus supplement and the base prospectus. However, we are generally permitted to sell or otherwise dispose of assets to another corporation or other entity under the terms of the notes. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the notes, and those assets will no longer be available to support the notes.

The indenture and the notes do not contain any restrictions on our ability to pay dividends, incur indebtedness or issue or repurchase securities and provide holders with limited protection in the event of a highly leveraged transaction or a change in control

The indenture and the notes do not contain any financial covenants or other restrictions on our ability to pay dividends on our shares of common stock, our ability to incur unsecured indebtedness, or our ability to issue new securities or repurchase our outstanding securities. In addition, the indenture and the notes do not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or change in control.

The ratings of the notes may change after the issuance of the notes and those changes may have an adverse effect on the market prices and liquidity of the notes

The notes are expected to receive a credit rating of Baa2 from Moody’s Investors Service and a credit rating of BBB+ from Standard & Poor’s Rating Services. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes.

The notes may effectively be subordinated and do not entitle holders to receive specific security interests

The notes are unsecured obligations and will be structurally subordinated to debt obligations of our subsidiaries, as well as other obligations of our subsidiaries. A substantial portion of our outstanding long-term indebtedness at December 31, 2009 consisted of debt of our subsidiaries. See “Description of Notes—Structural Subordination”.

A portion of our debt is secured by our assets. See Note 12 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2009. In addition, as is common with most Japanese corporations, our loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that we provide collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of our indebtedness have the right to make such request. Although we have not received any requests of this kind from our lenders, there can be no assurance that our lenders will not request us to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to us under specified circumstances.

Whether the provisions in our loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the claims of these lenders and banks would have priority over our assets and would rank senior to the claims of holders of the notes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, on a U.S. GAAP basis, our actual capitalization and indebtedness as of December 31, 2009, and as adjusted to give effect to the issuance of the notes. Other than the changes which reflect the anticipated issuance of the notes and the application of the proceeds from the notes, there has been no material change in our capitalization and indebtedness since December 31, 2009.

	As of December 31, 2009
	Actual	As adjusted
	(millions of yen) (unaudited)
Short-term borrowings	¥1,236,673	¥1,236,673

Long-term borrowings	¥6,642,077	¥6,917,654

The 5-year notes being currently offered		137,716
The 10-year notes being currently offered		137,861
Shareholders’ equity:
Common stock
Authorized—6,000,000,000 shares
Issued—3,719,133,241 shares at December 31, 2009
Outstanding—3,668,133,115 shares at December 31, 2009	594,493	594,493
Additional paid-in capital	635,509	635,509
Retained earnings	1,070,463	1,070,463
Accumulated other comprehensive loss	(120,958)	(120,958)

	2,179,507	2,179,507
Common stock held in treasury, at cost—
51,020,126 shares at December 31, 2009	(69,739)	(69,739)

Total NHI’s shareholders’ equity	2,109,768	2,109,768

Noncontrolling interests	13,537	13,537

Total equity	¥2,123,305	¥2,123,305

Total capitalization and indebtedness	¥10,002,055	¥10,277,632

Notes:

(1)	Information with respect to secured indebtedness as of December 31, 2009 is not available. For a discussion of secured indebtedness as of March 31, 2009, see Note 12 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2009.
(2)	The outstanding amounts of guaranteed indebtedness as of December 31, 2009 are not available. As of March 31, 2009, our consolidated indebtedness was not guaranteed. For the purpose of this note, guaranteed means guarantees provided by third parties.
(3)	We and certain subsidiaries enter into various guarantee arrangements in the form of standby letters of credit and other guarantees with third parties. The amount of potential future payments under these guarantee contracts outstanding as of December 31, 2009 is ¥9,919 million. For a discussion of our guarantees as of March 31, 2009, see Note 20 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2009.
(4)	U.S. dollar amounts have been translated at a rate of ¥92.1 per $1.00.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses) from the sale of the notes will be approximately $2,978.3 million. We will use the proceeds for general corporate purposes.

EXCHANGE RATES

The following table shows, for the periods indicated, certain information regarding the U.S. dollar/Japanese yen exchange rate, based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on the relevant dates in such period.

Year ended March 31,	High	Low	Average	Year End
2005	¥114.30	¥102.26	¥107.49	¥107.22
2006	120.93	104.41	113.15	117.48
2007	121.81	110.07	116.92	117.56
2008	124.09	96.88	114.31	99.85
2009	110.48	87.80	100.62	99.15

Calendar year 2009	High	Low
August	¥99.75	¥92.82
September	93.09	89.34
October	92.04	88.44
November	90.96	86.12
December	93.08	86.62

Calendar year 2010	High	Low
January	¥93.31	¥89.41
February (through February 22, 2010)	91.94	89.11

Note:

(1)	Average rate for each fiscal year is calculated by using the average of the exchange rates on the last day of each month during that year.

As of February 22, 2010, the latest practicable date for which exchange rate information was available, the noon buying rate for Japanese yen was $1.00 = ¥91.35.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Senior Debt Securities” in the base prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Senior Debt Securities” in the base prospectus, the following description replaces that in the base prospectus.

We urge you to consider the information contained in the base prospectus and this prospectus supplement before deciding whether to invest in the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the base prospectus or in the indenture referred to therein.

General

We will offer the notes under a senior debt indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee, to be dated as of March 4, 2010, or the indenture. The indenture is qualified under the Trust Indenture Act of 1939, as amended.

The notes of each series will be issued only in fully registered form without coupons. The notes will be our direct, unsecured and unsubordinated general obligations and will rank at least equally with all of our existing and future unsubordinated and, subject to the provisions under “Description of Senior Debt Securities—Restriction on Certain Liens” in the base prospectus, unsecured obligations (except for obligations in respect of national and local taxes and certain other statutory exceptions).

The notes will not be redeemable prior to maturity, except as set forth below under “—Optional Tax Redemption” and “Description of Senior Debt Securities—Redemption and Repayment—Optional Tax Redemption” in the base prospectus, and will not be subject to any sinking fund.

The notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

The indenture and the notes do not contain any financial covenants or other restrictions on the payment of dividends on shares of our common stock, the incurrence of unsecured indebtedness, or the issuance or repurchase of securities of Nomura. In addition, the indenture and the notes do not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of Nomura.

Principal, Maturity and Interest

The initial aggregate principal amount of the 5-year notes and the 10-year notes is $1,500,000,000 and $1,500,000,000, respectively. The 5-year notes and the 10-year notes will mature on March 4, 2015 and March 4, 2020, respectively. We will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The regular record dates for the notes will be every February 25 and August 28 of each year.

Interest on the 5-year notes and the 10-year notes will accrue at the rate of 5.00% and 6.70%, respectively, per annum. We will pay interest on the notes semi-annually in arrears on March 4 and September 4, beginning on September 4, 2010. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from and including the date it was most recently paid. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the notes on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the location of the paying agent are authorized or required by law or regulation to close.

Structural Subordination

Because our assets consist principally of equity interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Additional Amounts

If payments of principal and interest on the notes are subject to withholding or deduction under Japanese tax law, we will pay such additional amounts, subject to certain exceptions, in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any such withholding or deduction. For further details regarding additional amounts, see “Description of Senior Debt Securities—Payment of Additional Amounts” in the base prospectus. References to principal and interest in respect of the notes include any additional amounts which may be payable in respect of the principal or interest.

Optional Tax Redemption

If, due to changes in Japanese withholding tax treatment occurring on or after the date of this prospectus supplement, we would be required to pay additional amounts as described under “Description of Senior Debt Securities—Redemption and Repayment—Optional Tax Redemption” in the base prospectus, we may redeem the notes of each series in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes plus accrued but unpaid interest through but not including the redemption date.

Events of Default and Remedies

Holders of the notes will have special rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities—Default, Remedies and Waiver of Default” in the base prospectus.

Defeasance and Covenant Defeasance

We may release ourselves from any payment or other obligations on the notes as described under “Description of Senior Debt Securities—Defeasance and Covenant Defeasance” of the base prospectus.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of the notes of either series, to issue additional notes of such series on terms and conditions identical to those of the notes of that series, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes of that series. We may also issue other securities under the indenture as part of a separate series that have different terms from the notes.

Additional notes may be issued with original issue discount for U.S. federal income tax purposes, or OID. Purchasers of notes after the date of any further issue will not be able to differentiate between notes sold as part of the further issue and previously sold notes. Therefore, purchasers of notes after a further issue may be required to accrue OID for U.S. federal income tax purposes with respect to their notes. This may affect the price of outstanding notes following a further issue. Because of the possible application of the U.S. federal income tax rules regarding OID to a further issue of notes, purchasers are advised to consult their own tax advisors prior to purchasing such notes.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the notes represented by the global notes will be payable in U.S. dollars. We will cause the trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to DTC.

Trustee

The trustee for the holders of the notes will be Deutsche Bank Trust Company Americas, located at 60 Wall Street, 27th Floor, New York, New York 10005, United States.

Paying Agent and Registrar

Deutsche Bank Trust Company Americas, located at 60 Wall Street, 27th Floor, New York, New York 10005, United States, will initially act as paying agent and registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

So long as the notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for definitive notes in certificated form, we shall appoint and maintain a paying agent in Singapore, at the specified office of which the notes may be presented or surrendered for payment or redemption. In addition, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive notes, including details of the paying agent in Singapore.

Transfer and Exchange

A holder of notes issued in definitive form may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

We will treat the registered holder of a note as the owner of that note for all purposes, except as described above under “—Methods of Receiving Payments.” See “—Book-Entry, Delivery and Form.”

Book-Entry, Delivery and Form

Each series of notes will be represented by one or more global notes. The global notes will be deposited upon issuance with Cede & Co., as nominee for DTC or its custodian, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.

Except as otherwise described in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global notes for notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time. It is expected that delivery of the notes will be made against payment for the notes on or about March 4, 2010. The security codes for the 5-year notes are CUSIP: 65535H AA7; ISIN:US65535HAA77; Common Code: 049086431; and for the 10-year notes are CUSIP: 65535H AB5; ISIN:US65535HAB50; Common Code: 049086512.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (each, referred to herein as an ERISA Plan) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (referred to herein as Non-ERISA Arrangements), are not subject to the prohibited transaction requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws, or “Similar Laws”.

The acquisition of the notes by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code, or the service provides exemptions, provide an exemption for the purchase and sale of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan or Plan Asset Entity involved in the transaction, and provided further that the Plan or Plan Asset Entity, as the case may be, pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Each purchaser and holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any provisions of applicable Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or the underwriters, or any of our or their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We plan to offer the notes through the underwriters. Nomura Securities International, Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally, and not jointly, have agreed to purchase from us, the principal amount of notes listed opposite their names below.

Nomura Securities International, Inc.’s address is 2 World Financial Center, Building B, New York, New York 10281-1198, United States.

Underwriter	Principal Amount of 5-year Notes	Principal Amount of 10-year Notes
Nomura Securities International, Inc.	$1,203,000,000	$1,203,000,000
Banc of America Securities LLC	112,500,000	112,500,000
Citigroup Global Markets Inc.	112,500,000	112,500,000
Deutsche Bank Securities Inc.	12,000,000	12,000,000
HSBC Securities (USA) Inc.	12,000,000	12,000,000
J.P. Morgan Securities Inc.	12,000,000	12,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000	12,000,000
UBS Securities LLC	12,000,000	12,000,000
Wells Fargo Securities, LLC	12,000,000	12,000,000

Total	$1,500,000,000	$1,500,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Expenses of the Offering

We estimate the total expenses of the offering payable by us, excluding the underwriting discounts and commissions, will be approximately $1.9 million.

New Issue of Notes

The notes are new issues of securities with no established trading markets. Approval in-principle has been received for listing of the notes on the SGX-ST. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Selling Restrictions

We have not taken, and will not take, any action that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the base prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the base prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Each underwriter has represented and agreed that it will not offer or sell the notes, make the notes the subject of an invitation for purchase, or circulate or distribute this prospectus supplement, the base prospectus, any amendment or supplement hereto or thereto, or any other document or material in connection with the offer or sale, or invitation for purchase, of the notes, whether directly or indirectly, to the public in any country or jurisdiction outside the United States except as permitted under applicable laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, each underwriter has represented, warranted and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement, the prospectus as well as any other material relating to the notes do not, individually or together constitute an issue prospectus pursuant Articles 652a or 1156 of the Swiss Code of Obligations and we have not and will not register with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme and accordingly the notes being offered pursuant to this prospectus supplement and the prospectus have not been and will not be approved, and may not be licensable, with the Swiss Financial Market Supervisory Authority FINMA under the Swiss Federal Act on Collective Investment Schemes of 23 June 2006, as amended (CISA). Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Financial Market Supervisory Authority FINMA.

The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this prospectus supplement and the prospectus, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The notes are being offered by way of a private placement in Switzerland without any public offering and only to investors who do not subscribe for the notes with the intention to distribute them to the public.

This prospectus supplement, the prospectus as well as any other material relating to the notes is personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the prospectus may only be used by those investors to whom it has been handed out in connection with the offer described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) and will be subject to the Special Taxation Measures Law of Japan. Accordingly, each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, (a) as part of its distribution at any time and (b) otherwise until forty days after the date of issue of the notes, directly or indirectly offer or sell the notes in Japan or to, or for the benefit of, any resident of Japan (which terms as used in this item (ii) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan but excluding certain financial institutions defined in Article 6, paragraph 8 of the Special Taxation Measures Law and any other excluded category of persons, corporations or other entities under the Special Taxation Measures Law) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, so as to satisfy the requirements of the tax exemption as provided for in Article 6 of the Special Taxation Measures Law and any other applicable laws, regulations and governmental guidelines of Japan.

Singapore

Each underwriter has acknowledged that this document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Cap. 289 of Singapore, or the SFA. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are acquired by persons who are relevant persons specified in Section 276 of the SFA, namely:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275(1A) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Hong Kong

Each underwriter has represented, warranted and agreed that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted, in accordance with applicable laws, to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If the underwriters create a short position in the notes of a series in connection with the offering, that is, if they sell more notes of that series than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes of that series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. In addition, the managing underwriters may impose penalty bids. A penalty bid is an arrangement that permits a managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Stamp Taxes and Other Charges

Purchasers of the notes offered by this prospectus supplement may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offer price on the cover of this prospectus supplement.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Nomura Securities International, Inc., or NSI, is an affiliate of ours and, as a result, has a conflict of interest in this offering within the meaning of NASD Rule 2720 adopted by the Financial Industry Regulatory Authority, Inc. (FINRA). Consequently, the offering is being conducted in compliance with the provisions of Rule 2720. Because the offering is of notes that are rated investment grade, pursuant to Rule 2720, the appointment of a qualified independent underwriter is not necessary. In accordance with Rule 2720, NSI may not sell the notes in this offering to accounts over which it exercises discretionary authority without the specific prior written approval of the account holder. The net proceeds received from the sale of the notes will be used, in part, by NSI or one of its affiliates in connection with hedging our obligations under the notes.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law. Simpson Thacher & Bartlett LLP, United States counsel for the underwriters, will pass upon certain legal matters of New York law for the underwriters. Sullivan & Cromwell LLP will rely as to all matters of Japanese law upon the opinion of Anderson Mori & Tomotsune.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

We, Nomura Holdings, Inc., a joint stock company incorporated with limited liability under the laws of Japan, from time to time may offer to sell our senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

You should carefully consider the risk factors beginning on page 3 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura Securities

The date of this prospectus is February 24, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

ABOUT THIS PROSPECTUS

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we,” “our,” and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s subsidiaries.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus. A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe,” “anticipate,” “expect,” “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•	the ability of counterparties to meet their obligations to us;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which we conduct our operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to increase market share and control expenses;

•	acquisitions, including the ability to integrate successfully acquired businesses; and

•	our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s Internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference the following reports:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2009 filed with the SEC on June 30, 2009; and

•

our current reports on Form 6-K submitted to the SEC on February 24, 2010 (containing information regarding our financial results for the six months ended September 30, 2009) and February 24, 2010 (containing information regarding our financial results for the nine months ended December 31, 2009).

All annual reports on form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 9-1 Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-5255-1000; Attention: Group Treasury Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

v

SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.

Nomura Holdings, Inc.

We are one of the leading financial services firms in Japan and have worldwide operations. As of December 31, 2009, we operated offices in over 30 countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong. For further information, see “Information on the Company” in item 4 of our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Senior Debt Securities

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities, the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under the senior debt indenture between us and Deutsche Bank Trust Company Americas, as trustee. We have summarized the general features of the senior debt indenture under the heading “Description of Senior Debt Securities”.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, société anonyme, or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will generally issue the securities in registered form, without coupons. We may, however, issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless otherwise set forth in the applicable prospectus supplement.

Listing

The applicable prospectus supplement will contain information, where applicable, as to any listing on any stock exchange of the securities covered by the applicable prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, Nomura Securities International, Inc., for offers and sales in the United States, and Nomura International plc, for offers and sales outside the United States.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by one of our affiliates, each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate. See “Plan of Distribution (Conflicts of Interest).”

Our registered head office is located at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. You can reach us by phone at +81-(3)-5255-1000 or by facsimile at +81-(3)-3274-4496. Our website is located at http://www.nomura.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any prospectus supplement to this prospectus, before you decide to buy our senior debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

For a discussion of the risk factors affecting us and our business, you should also read the “Risk Factors” section beginning on page 3 of our current report on Form 6-K submitted to the SEC on February 24, 2010 (containing information regarding our financial results for the six months ended September 30, 2009) and in our most recent annual report on Form 20-F, which are incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.

Risks Relating to Foreign Currency

The following risk factors should be primarily considered by investors located in the United States or investors outside of the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.

An Investment in Our Securities May Involve Currency-Related Risks

An investment in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the senior debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Senior Debt Securities—Payment Mechanics for Senior Debt Securities—Payments Due in non-U.S. Currencies—When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Foreign Currency Exchange Risk

Our senior debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

You should also carefully consider any additional risks that are described in the applicable prospectus supplements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities described in this prospectus for additional funds for our operations and other general corporate purposes, unless otherwise described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges, and the amount of fixed charge deficiency, for the five fiscal years ended March 31, 2009 and the six months ended September 30, 2009, in accordance with U.S. GAAP, were as follows:

	Fiscal year ended March 31,					Six months ended September 30, 2009
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	1.6	1.7	1.3	–	–	1.5
Fixed charge deficiency (millions of yen)	–	–	–	65,292	767,424	–

For the purpose of calculating the ratio of earnings to fixed charges, and the amount of fixed charge deficiency, earnings consist of pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees, plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges consist of interest expense. Fixed charges exclude premium and discount amortization as well as interest expense, which are included in Net gain (loss) on trading. Fixed charges also exclude interest within rent expense, which is not significant.

For the fiscal years ended March 31, 2008 and 2009, because earnings were insufficient to cover fixed charges, only the yen amounts of the deficiencies are disclosed in the above table.

NOMURA HOLDINGS, INC.

We are one of the leading financial services firms in Japan and have worldwide operations. As of December 31, 2009, we operated offices in over 30 countries and regions including Japan, the United States, the United Kingdom, Singapore and Hong Kong. Our customers include individuals, corporations, financial institutions, governments and governmental agencies.

Our businesses consist of the following five business segments:

•	Retail—principally investment consultation services to retail customers;

•	Global Markets—principally fixed income and equity trading and asset finance businesses;

•	Investment Banking—principally M&A advisory and corporate financing businesses;

•	Merchant Banking—principally private equity investments; and

•	Asset Management—principally development and management of investment trusts, and investment advisory services.

DESCRIPTION OF SENIOR DEBT SECURITIES

In this section, references to “holders” mean those who own senior debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in senior debt securities registered in street name or in senior debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

We may issue as many distinct series of securities as we wish. The provisions of the senior debt indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the senior debt indenture, but also to “re-open” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series. We may issue senior debt securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

Because this section is a summary, it does not describe every aspect of the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior debt indenture, including definitions of certain terms used in the senior debt indenture. Whenever we refer to particular sections or defined terms of the senior debt indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the senior debt indenture for the most complete description of what we describe in summary form in this prospectus.

General

The following description of senior debt securities sets forth the material terms and provisions of the senior debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior debt indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee. We and the trustee will execute the senior debt indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, prior to or at the time we issue any senior debt securities. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

When we refer to the “senior debt indenture” or the “trustee” with respect to any senior debt securities, we mean the senior debt indenture under which those senior debt securities are issued and the trustee under that senior debt indenture. When we refer to “senior debt securities” or a “series of senior debt securities”, we mean, respectively, senior debt securities or a series of senior debt securities issued under the senior debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The senior debt indenture and its associated documents contain the full legal text of the matters described in this section. The senior debt indenture and the senior debt securities are governed by New York law. The senior debt indenture is qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. A form of the senior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

We may issue senior debt securities in one or more series under our senior debt indenture. This section summarizes the material terms of the senior debt securities that are common to all senior debt securities and series of senior debt securities, although the prospectus supplement which describes the terms of each series of senior debt securities may also describe differences with the material terms summarized here.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The specific terms of your senior debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The prospectus supplement relating to each series of senior debt securities will be attached to the front of this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. The statements we make in this section may not apply to your senior debt security.

Issuable Amounts

The senior debt indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or the aggregate principal amount of any particular series of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The senior debt indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities, except as described below under “—Restriction on Certain Liens”.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Ranking

The securities will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a senior debt security, you are one of our unsecured creditors.

The securities will rank at least equally with all of our existing and future unsubordinated and, subject to the provisions set forth under “—Restriction on Certain Liens”, unsecured obligations (save for obligations in respect of national and local taxes and certain other statutory exceptions). The senior debt indenture does not limit our ability to incur additional unsecured indebtedness.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes or any other governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any Japanese political subdivision or taxing authority, unless such withholding or deduction is required by law. No additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation or (ii) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (iii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of any payments in respect of, the securities; or (b) where the securities are presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the securities would have been entitled to the additional amounts on presenting the same for payment on the last day of such 30-day period; or (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the securities to another paying agent, or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal and interest in respect of the senior debt securities include any additional amounts which may be payable in respect of the principal or interest.

Governing Law

The senior debt indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the senior debt indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the senior debt indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities”.

Form of Senior Debt Securities

We will issue each senior debt security in global, or book-entry, form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global security. Those who own beneficial interests in a global senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the senior debt indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the senior debt indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of twelve 30-day months (30/360 (ISDA) day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of twelve 30-day months; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent. Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed senior debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed senior debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed senior debt securities may be convertible, exercisable or exchangeable, at our option or at the holder’s option, into or for our securities or securities of an issuer other than us.

If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See, “Taxation—United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your prospectus supplement will state whether we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following:

•	the aggregate principal amount of your senior debt security or the senior debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your senior debt security;

•	the issue price at which we originally issue your senior debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your senior debt security is a fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security or any combination thereof;

•	if your senior debt security is a fixed rate senior debt security, a rate per annum at which your senior debt security will bear interest, if any, and the interest payment dates;

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if your senior debt security is a floating rate senior debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if your senior debt security is an indexed senior debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your senior debt security will be exchangeable for or payable in cash, securities or other property;

•	if your senior debt security is also an original issue discount senior debt security, the yield to maturity;

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if applicable, the circumstances under which your senior debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of $2,000, and any integral multiples of $1,000 in excess thereof;

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the depositary for your senior debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your senior debt security in book-entry form only;

•	if we will pay you additional amounts with respect to withholding or deduction for or on account of taxes, duties, assessments or other governmental changes imposed or levied in Japan;

•	if your senior debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your senior debt security, as applicable;

•	any change in the actions permitted or required under the applicable senior debt indenture to be taken by or on behalf of the holders of the senior debt securities; and

•	any other terms of your senior debt security, which could be different from those described in this prospectus.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance. We may also purchase senior debt securities in the open market or in private transactions to be held by us or cancelled.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase senior debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may call all, but not less than all, of the relevant senior debt securities for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the depositary of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the underlying senior debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

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Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan, but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.

Restriction on Certain Liens

We will not, so long as any senior debt securities remain outstanding, create or permit to be outstanding any mortgage, charge, pledge or other security interest upon the whole or any part of our property, assets or revenues, present or future, to secure for the benefit of the holders of any External Indebtedness (i) payment of any sum due in respect of any External Indebtedness or (ii) any payment under any guarantee of any External Indebtedness or (iii) any payment under any indemnity or other like obligation relating to any External Indebtedness, without in any such case at the same time according to the senior debt security either the same security as is granted to or is outstanding in respect of such External Indebtedness or guarantee of or indemnity or other like obligation in respect of External Indebtedness or such other security, guarantee of or indemnity or other like obligation as shall be approved with the consent of the holders of a majority in principal amount of all senior debt securities at the time outstanding (considered together as one class for this purpose).

For the purpose of this subsection, “External Indebtedness” means any indebtedness represented by bonds, debentures, notes or other similar investment securities with a stated maturity of more than one year from the creation thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside Japan by or with the authorization of the issuer thereof; and (b) are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Japan.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to our senior debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed senior debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. This is called full defeasance. For us to do so, each of the following conditions, among others, must occur:

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We must deposit in trust for the benefit of all holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing the holders to be taxed on those senior debt securities under the then current U.S. federal income tax law any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “—Restriction on Certain Liens” above and any other restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

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We must deposit in trust for the benefit of the holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

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We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the applicable senior debt indenture and your senior debt security would no longer apply:

•	Our promise not to create liens on our External Indebtedness or our guarantee of a third party indebtedness described above under “—Restriction on Certain Liens;

•	Any additional covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default”.

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of seven days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

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We do not deposit a sinking fund payment with regard to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of seven days;

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We default in the performance or remain in breach of any covenant we make in the senior debt indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

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We do not repay indebtedness for borrowed money with an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency or currencies) becoming prematurely repayable following a default, or default in the repayment of any such indebtedness at maturity or at the expiration of any applicable grace period (or in the case of such indebtedness due on demand, default in the payment of such indebtedness at the expiration of three business days after demand or, if longer, any applicable grace period), or any guarantee of or indemnity in respect of any indebtedness for borrowed money of others with a principal amount or aggregate principal amount for the time being outstanding of at least $10,000,000 (or its equivalent in any other currency or currencies) not honored when due and called upon at the expiration of any applicable grace period; or

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the senior debt indenture.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant senior debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable senior debt indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

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The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

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During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Senior Debt Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the applicable senior debt indenture and the senior debt securities issued under it, or else specifying any default under the relevant senior debt indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Senior Debt Indenture and Waiver of Covenants

There are four types of changes we can make to our senior debt indenture and the senior debt securities or series of senior debt securities issued under a particular senior debt indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the applicable senior debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the senior debt indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable senior debt indenture or to waive defaults; and

•

change the provisions of the applicable senior debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the senior debt indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the applicable senior debt indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the senior debt indenture and the senior debt securities issued under that senior debt indenture would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

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If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the senior debt indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any senior debt indenture. Our covenants include the promises we make about merging and putting liens on certain of our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictions on Certain Liens”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the applicable senior debt indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a senior debt indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under our senior debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable senior debt indenture) that would otherwise require a vote of all affected senior debt securities or all affected series voting together as a single class. Any such senior debt securities or series of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series. For other senior debt securities or series of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series of senior debt securities having special rights.

We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

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For an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

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For a senior debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

For senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the senior debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Senior Debt Securities

Receipt of Payment

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

One or more of the following business day definitions shall apply to any senior debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of a senior debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security”.

Payments on Non-Global Senior Debt Securities. We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1,000,000 (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in non-U.S. Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, as applicable. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all senior debt securities in global form.

Indirect owners of a global senior debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities. Except as described in the last paragraph under this heading, we will make payments on a senior debt security in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the senior debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a senior debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security or the applicable senior debt indenture.

Exchange Rate Agent. If we issue a senior debt security in a specified currency other than dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the senior debt security is originally issued in the applicable prospectus supplement. We may select one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable senior debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the applicable senior debt indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Deutsche Bank Trust Company Americas is initially serving as the trustee for the senior debt securities. Under the senior debt indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The senior debt indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the senior debt indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the senior debt indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The following section describes the special considerations that will apply to registered securities issued in global, or book-entry, form.

Legal Owner of a Registered Security

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the senior debt indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the trustee under the senior debt indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the senior debt indenture for a series of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security

We intend to initially issue each security in book-entry form only. Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under a senior debt indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

TAXATION

The prospectus supplement may contain a summary of the material U.S. federal income tax consequences, if any, to persons investing in the senior debt securities offered by that prospectus supplement. In addition, if the tax laws of any foreign country are material to a particular series of senior debt securities, a prospectus supplement may describe the principal income tax consequences under such laws of the acquisition, ownership and disposition of such series of senior debt securities. The summary of tax consequences contained in the applicable prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You should consult your own tax advisor prior to any acquisition of senior debt securities.

Japanese Taxation

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the debt securities, principally relating to such holders who are non-resident individuals or non-Japanese corporations, having no permanent establishment in Japan, or non-resident Holders, and applicable to interest and issue differential (as defined below) with respect to debt securities, which will be issued by Nomura outside Japan on or before March 31, 2010, and interest of which will be payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes.

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. In particular, under the Special Taxation Measures Law of Japan, or the Special Taxation Measures Law, debt securities issued by Japanese companies outside Japan on or before March 31, 2010 are exempted from Japanese withholding tax if interest on such debt securities is payable outside Japan and certain other conditions are met, as further described below. The Japanese government has submitted to the Diet a bill eliminating the deadline of March 31, 2010. If such bill passes the Diet and becomes law, such withholding tax exemption will be applicable to any debt securities to be issued by Japanese companies outside Japan on or after April 1, 2010, regardless of the date of issuance thereof, if the requisite conditions are met.

Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Interest and issue differential

Interest payments on the debt securities will be subject to Japanese withholding tax, unless the holder establishes that the debt security is held by or for the account of a holder that is not an individual resident of Japan or Japanese corporation for Japanese tax purposes or is a designated Japanese financial institution described in Article 6 of the Special Taxation Measures Law.

Interest payments on the debt securities to an individual resident of Japan or a Japanese corporation (other than a designated Japanese financial institution referred to in the preceding paragraph which has complied with the requirements of the Special Taxation Measures Law) will be subject to deduction in respect of Japanese income tax at a rate of 15 per cent. of the amount specified in subparagraphs (a) or (b) below, as applicable:

(a)	if interest is paid to an individual resident of Japan or to a Japanese corporation (except as provided in subparagraph (b) below), the amount of such interest; or

(b)	if interest is paid to a public corporation, a financial institution or a financial instruments firm through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Law, the amount of such interest minus the amount provided in the Cabinet Order relating to the said paragraph 6.

If the recipient of interest on the debt securities is a non-resident Holder, no Japanese income tax or a corporation tax is payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(a)	if the relevant debt securities are held through a certain participant in an international clearing organisation such as DTC, Euroclear and Clearstream, Luxembourg or a certain financial intermediary prescribed by the Special Taxation Measures Law, each, a Participant, the requirement to provide certain information prescribed by the Special Taxation Measures Law to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted; and

(b)	if the relevant debt securities are held not through a Participant, the requirement to submit to the relevant paying agent that makes payment of interest on the debt securities a claim for exemption from withholding tax (Hikazei Tekiyo Shinkokusho), together with certain documentary evidence, at or prior to each time of receiving interest.

A legend containing a statement to the same effect as set forth in the preceding paragraph will be printed on the relevant debt securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Law and regulations thereunder.

If the recipient of any difference between the issue price and the redemption price of the debt securities, or the issue differential, is a non-resident Holder, no income tax or corporation tax is payable with respect to such differential.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the debt securities, whether within or outside Japan by a non-resident Holder thereof are, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual, who has acquired the debt securities as legatee, heir or donee even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by non-resident Holders in connection with the issue of the debt securities outside Japan.

United States Taxation

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of certain of the debt securities we may offer. The material United States federal income tax consequences of acquiring, owning and disposing of securities that contain any material term not described in this prospectus will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Nomura. It applies to you only if you acquire debt securities in an offering governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person liable for the alternative minimum tax,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of acquiring, owning and disposing of debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of acquiring, owning and disposing of debt securities in your particular circumstances.

United States Holders

This subsection describes the tax consequences to a United States holder of acquiring, owning and disposing of debt securities that we may issue. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, please see “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—United States Holders—Original Issue Discount—General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the debt securities, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits. Interest paid by us on your debt security and the original issue discount, if any, accrued with respect to your debt security (as described below under “—United States Holders—Original Issue Discount”) is income from sources outside the United States, and will, depending on your circumstances, be “passive category income” or “general category income” for purposes of computing the foreign tax credit allowable to a United States holder. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities”. We will state in the applicable prospectus supplement if we determine that a particular debt security will be an original issue discount debt security.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Any amount of de minimis original issue discount includable in income will be treated as capital gain.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•

adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below); and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the adjusted issue price of the debt security.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

(1)	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

(2)	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1)	one or more qualified floating rates;

(2)	a single fixed rate and one or more qualified floating rates;

(3)	a single objective rate; or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

(1)	a fixed multiple that is greater than 0.65 but not more than 1.35; or

(2)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight- line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—United States Holders—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any partial principal payment on, or gain you recognize on the maturity or disposition of, your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you will not be required to include any original issue discount in income and you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on sale or disposition of your debt security. See also “—United States Holders—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount, and de minimis original issue discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and any amortizable bond premium applied to reduce interest on your debt security.

You will recognize capital gain or loss when you sell or retire your debt securities, except to the extent:

•	described above under “—Short-Term Debt Securities” or “—Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. If you sell or dispose of your debt security for an amount in non-U.S. dollar currency, the amount realized generally will be the U.S. dollar value of such non-U.S. dollar currency amount on the date of the sale or disposition. However, if you are a cash method taxpayer or an electing accrual method taxpayer and the debt securities are traded on an established securities market, non-U.S. dollar currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt securities or on the sale or retirement of your debt securities, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be United States source ordinary income or loss.

Indexed Debt securities and Renewable, Extendible and Amortizing Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to (1) debt securities the payments on which are determined by reference to any index, (2) debt securities that are subject to the rules governing contingent payment obligations, which are not subject to the rules governing variable rate debt securities, (3) any renewable or extendible debt securities, and (4) with respect to any securities providing for the periodic payment of principal over the life of the debt security.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds, or a Reportable Transaction. Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a Non-United States Holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the debt securities.

Non-United States Holders

Subject to the discussion of backup withholding below, interest on the debt securities is currently exempt from United States federal income tax if paid to:

•	an individual who is not a citizen or resident of the United States, whether or not such individual is engaged in trade or business in the United States; or

•

a corporation organized under the laws of a country other than the United States or an estate or trust that in either case is not subject to United States federal income tax on a net income basis in respect of a debt security, whether or not such corporation, estate or trust is engaged in trade or business in the United States, unless:

•	the corporation is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the United States Internal Revenue Code; or

•

the individual, corporation, estate or trust has an office or other fixed place of business in the United States to which the interest is attributable, the interest is derived in the active conduct of a banking, financing or similar business within the United States, and certain other conditions exist.

A beneficial owner of a debt security will not be subject to United States federal income tax on any gain realized on the sale or retirement of a debt security if the beneficial owner is:

•	a non-resident alien individual; or

•	a foreign corporation or an estate or trust that in either case is not subject to United States federal income tax on a net income basis in respect of a debt security,

unless:

•	such gain is effectively connected with the conduct by the holder of a United States trade or business;

or

•

in the case of an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and either the holder has a “tax home” in the United States or the gain is attributable to an office or other fixed place of business maintained by the holder in the United States.

The debt securities are not includible in the gross estate for purposes of the United States estate tax in the case of a nonresident of the United States who was not a citizen of the United States at the time of death.

Backup Withholding and Information Reporting

Backup withholding and certain information reporting requirements may apply to payments of principal and any premium and interest on the debt securities made to certain non-corporate United States holders if such payments are made or are considered made in the United States (including payments made by wire transfer from outside the United States to an account maintained by the holder with the Fiscal Agent or paying agent in the United States). If the conditions relating to place of payment are satisfied, non-United States holders are generally exempt from backup withholding and reporting requirements (assuming that the gain or income is otherwise exempt from United States federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption. Similar rules requiring reporting and withholding with respect to gross sale proceeds will apply to a person who sells a debt security through a United States office of a broker. In addition, information reporting (but not backup withholding) will apply to a person that sells a debt security through any of the following persons or entities, unless the holder provides documentary evidence of non-U.S. status or otherwise establishes an exemption:

•	a non-United States office of a United States broker;

•

a non-United States office of a broker that is a controlled foreign corporation for United States tax purposes or that is a person 50% or more of whose income for a specified period is effectively connected with a United States trade or business; or

•

a foreign partnership, if at any time during its taxable year one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital, or if at any time during its taxable year such foreign partnership is engaged in a United States trade or business.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the senior debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the senior debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities

International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your senior debt security is being purchased in its original offering and sale, you may assume that you are purchasing your senior debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the senior debt securities will be distributed by one of our affiliates, each such offering of senior debt securities will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the senior debt securities, our affiliates may offer and sell these senior debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice. In accordance with FINRA Rules, in no situation will the underwriting discounts and commissions on senior debt securities sold in the initial distribution exceed 8% of the offering proceeds.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2009, and the effectiveness of our internal control over financial reporting as of March 31, 2009, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited consolidated interim financial information for the three-month and six-month periods ended September 30, 2009 and 2008, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 24, 2010, included in our current report on Form 6-K for the three-month and six-month periods ended September 30, 2009 and 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

With respect to our unaudited consolidated interim financial information for the three-month and nine-month periods ended December 31, 2009 and 2008, incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC have not audited or reviewed such information.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company incorporated in Japan. Most or all of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment by a United States court, you will not necessarily be able to enforce it in Japan.

Our agent for service of process is Nomura Holding America Inc.

CLEARANCE AND SETTLEMENT

General

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (each, referred to herein as an ERISA Plan) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the senior debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (referred to herein as Non-ERISA Arrangements), are not subject to the prohibited transaction requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws, or Similar Laws.

The acquisition of the senior debt securities by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the senior debt securities are acquired pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the senior debt securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code, or the service provider exemptions, provide an exemption for the purchase and sale of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan or Plan Asset Entity involved in the transaction, and provided further that the Plan or Plan Asset Entity, as the case may be, pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Unless otherwise specified in the applicable prospectus supplement, each purchaser and holder of the senior debt securities or any interest therein will be deemed to have represented by its purchase and holding of the senior debt securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the senior debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the senior debt securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the senior debt securities have exclusive responsibility for ensuring that their purchase and holding of the senior debt securities do not violate the fiduciary or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any provisions of applicable Similar Laws. The sale of any senior debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.